Exhibit Index



   Number                                              Exhibit
--------------                                    -----------------
    99.1                                  Press release of the Company dated
                                          October 23, 2001

                                                                    EXHIBIT 99.1
For Immediate Release

                                           Investor Contact:    Neil Kerman
                                           Vice President, Corporate Finance
                                           (781) 401-7152

                                           Media Contact: Denise Kaigler
                                           Vice President, Global Communications
                                           (781) 401-7869


               REEBOK REPORTS IMPROVED THIRD QUARTER 2001 EARNINGS

         Canton, MA, October 23, 2001 -- Reebok International Ltd. (NYSE:RBK) today reported net income for the third quarter ended September 30, 2001 of $42.2 million, or $.66 per diluted share, an earnings per share increase of 18% when compared to net income of $32.3 million, or $.56 per diluted share in the third quarter of 2000. For the nine month period ended September 30, 2001, net income was $97.6 million or $1.56 per diluted share, an earnings per share increase of 20% when compared with net income of $74.7 million or $1.30 per diluted share for the 2000 comparable period.

         Net sales as reported in U.S. dollars for the 2001 third quarter were $847.3 million, an increase of 7.6% from 2000 sales of $787.8 million. Sales comparisons continue to be adversely affected by the weaker exchange rates of many foreign currencies against the U.S. dollar. On a constant dollar basis, which eliminates the impact of currency fluctuations, total sales for the 2001 third quarter increased $74.2 million or 9.6%. For the Reebok Brand, worldwide sales in the 2001 third quarter increased 13.1% in constant dollars to $714.8 million.

         In the U.S., Reebok's footwear sales in the current year's quarter were $234.4 million, as compared with 2000's third quarter U.S. footwear sales of $231.7 million. Apparel sales in the U.S. were $134.3 million for the quarter, an increase of 122.4%. The Company's international sales of Reebok Branded products amounted to $346.1 million in the quarter, an increase of 1.8% in constant dollars.


REEBOK INTERNATIONAL LTD
1895 J.W. Foster Boulevard
Canton, Massachusetts 02021
781 401 5000
www.reebok.com

         Sales for the Company's Rockport subsidiary were $107.6 million in the third quarter of 2001, a decline of 7.4% from last year's third quarter sales of $116.2 million. Sales for the Company's Ralph Lauren Footwear division were $24.9 million, as compared to sales of $26.0 million in the prior year's third quarter.

         The Company reported that its total worldwide backlog of open customer orders scheduled for delivery from October 2001 through March 2002 for the Reebok Brand increased 6.3%. Open order backlog in the U.S. increased by 6.9% and European backlog increased 4.3% from 2000 amounts.

         Paul Fireman, the Company's Chairman and Chief Executive Officer said, "The entire Reebok Family is deeply saddened by the horrific events which occurred on September 11th. Our thoughts and prayers are with those who have been most directly affected by this terrible tragedy. Since September 11th, we've begun to see certain trends emerge in the various channels of distribution in which our brands conduct business in the United States. Many consumers have reduced their travel to certain retail destinations and consumers, in general, are purchasing fewer non-essential products. As a result, retailers are being more conservative in their buying patterns. It appears that since September 11th certain department stores and sporting goods retailers are experiencing comp store sales declines whereas many athletic specialty retailers have recently indicated that their business has returned to normal pre-9/11 levels. These factors have had a modest impact on our results in the quarter, most particularly in our specialty businesses; but they are causing us to be somewhat more cautious in the way we view our business for the balance of 2001 and at least for the first half of 2002 given the uncertainty of the times."

         "Our Reebok Brand management team produced solid financial results during the quarter despite the slowdown that has occurred. Their sales, gross margins and profits all increased during the quarter. In the United States we saw sales improvement in several key strategic footwear categories and in the all important athletic specialty channel of distribution. Outside the United States, on a constant dollar basis, we experienced sales increases in most of our key international markets. During the quarter, consistent with our previously announced strategy to invest incrementally during 2001 in advertising and other working media, we increased Reebok Brand advertising expenditures by 33%. We are working closely with several of our retail partners to help generate increased traffic in their stores by creating greater consumer awareness for our products and for our Brand," Fireman added.

         "As part of this overall initiative, we recently announced a new advertising campaign focused on the women's market. On October 11th during the premiere of "Survivor Africa", we debuted the first in a series of women-focused ads as part of the Company's global Brand campaign, "Defy Convention". The "It's a Woman's World" advertising initiative will feature some of the world's most dynamic and aspirational women as we launch the most aggressive product and marketing initiative targeted directly at women in the Company's history. We remain fully committed to our strategy of investing in these types of brand building activities for the balance of 2001 and during 2002," Fireman added.

         "At the end of the quarter our Reebok Brand backlog of open customer orders continued to reflect positive comparisons with prior year amounts. This is the seventh consecutive quarter that the Reebok Brand has reported constant dollar backlog improvement," Fireman noted.

         "Our Specialty Businesses --- Rockport, Ralph Lauren Footwear and Greg Norman Apparel, which depend heavily on the department store channel as well as regular periodic replenishment of open stock positions, are being adversely affected by current market conditions in the United States," Fireman said. "A significant portion of the sales decline in our Rockport division occurred after September 11th. We believe that there has been a general decline in the men's footwear business during the last six weeks, particularly in the department store channel," Fireman continued.

         "Our new licensing business with the National Football League ("NFL") officially began its 2001 season in August with the start of the pre-season. 26 NFL teams took the field in new Reebok branded apparel. I am very pleased with the performance of our new "Onfield" organization this year," Fireman stated. "We successfully integrated the LogoAthletic business which we purchased this past February into a new licensed apparel organization. We have upgraded the quality of NFL merchandise, provided retailers with on-time delivery of their initial product orders and have successfully serviced the 26 NFL teams. Our products are performing well at retail and I am confident that in 2001 we will meet our sales and profit expectations for this new business. I am also optimistic concerning the future growth and profitability prospects for our new sports licensing products," Fireman said.

         The Company reported a gross margin of 36.7% of sales for the third quarter of 2001 as compared with last year's third quarter margin of 37.9%. The margin results for the quarter were in line with the Company's previous guidance.

         SG&A expense totaled $241.2 million, or 28.5% of sales in the third quarter of 2001 as compared with last year's third quarter of $230.7 million or 29.3% of sales. "We continue to achieve improved expense leverage as a result of our ability to drive operating efficiencies throughout the organization. During the third quarter, we successfully relocated our Ralph Lauren Footwear Brand to our Corporate Headquarters and began integrating them into our Shared Services Operations," Fireman added.

         The Company reported that its worldwide inventories at September 30, 2001 totaled $433.0 million compared to $381.0 million in the 2000 third quarter, a decline of $41.9 million from the previous quarter. "Last quarter we indicated that for the balance of 2001 we expected inventory comparisons to improve, and they have. The majority of the inventory increase relates to our new sports licensing business and the balance is attributable to Europe where we took ownership of our products earlier in order to take advantage of certain currency swings. Our U.S. inventory for the Reebok Brand declined over 12% when compared to last year and overall inventories for our specialty businesses declined as well," Fireman continued.

        "Our management team recognizes the need to manage our businesses very tactically over the short term in order to maximize performance given the uncertainty of the times. We are focused on the execution of our current business plans which are designed to tightly control our inventories, ensure timely delivery of our products, improve consumer traffic for our retailers and generate earnings improvement. We are working closely with our retail partners to manage through the near term challenges and we will continue to carefully monitor our business in these difficult times," Fireman concluded.


This release includes forward-looking statements about the Company and its revenues, earnings, spending, margins, future orders, products, actions, plans, strategies and objectives. Any such statements are subject to risks and uncertainties that could cause the Company's actual results to vary materially from the results discussed in those forward-looking statements. The Company assumes no obligation to update any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements. Factors that might cause such a difference include -- but are not limited to -- those discussed in the Company's 2000 Annual Report on Form 10-K which is on file at the SEC. With respect to any statements concerning future orders, the Company's backlog position is not necessarily indicative of future sales because the ratio of future orders to "at once" shipments as well as sales by Company-owned retail stores may vary from year to year. In addition, many customer orders are cancelable.

                                 [Table follows]

                            Reebok International Ltd.
                          Financial Summary (unaudited)

                                               Three months ended September 30,
                                                    2000               2001
                                                   -----               ----
Net sales                                   $787,822,000       $847,264,000
Net income                                   $32,324,000        $42,218,000
Average basic shares                          56,968,000         58,871,000
Average diluted shares                        58,182,000         67,016,000
Basic earnings per share                           $0.57              $0.72
Diluted earnings per share                         $0.56              $0.66

                                               Nine months ended September 30,
                                                    2000               2001
                                                   -----              -----

Net sales                                 $2,242,726,000     $2,328,240,000
Net income                                   $74,706,000        $97,560,000
Average basic shares                          56,729,000         58,406,000
Average diluted shares                        57,485,000         65,153,000
Basic earnings per share                           $1.32              $1.67
Diluted earnings per share                         $1.30              $1.56



         Reebok International Ltd., headquartered in Canton, MA, is a leading worldwide designer, marketer and distributor of sports, fitness and casual footwear, apparel and equipment under the Reebok, Rockport, and Greg Norman Brands and footwear under the Polo Ralph Lauren Brand. Sales for 2000 totaled approximately $2.9 billion.


                                       ###

REEBOK INTERNATIONAL LTD.
RESULTS OF OPERATIONS
(Amounts in Thousands, Except Per Share Amounts)

                                                         THREE MONTHS ENDED                               NINE MONTHS ENDED
                                                            SEPTEMBER 30,                                   SEPTEMBER 30,
                                             ---------------------------------------------   --------------------------------------

                                                 2000                     2001                      2000                    2001

 Net sales                                  $ 787,822                $ 847,264                $2,242,726             $ 2,328,240


 Net income :

           Amount                            $ 32,324                 $ 42,218                  $ 74,706                $ 97,560

           Basic Earnings Per Share            $ 0.57                   $ 0.72                    $ 1.32                  $ 1.67

           Diluted Earnings Per Share          $ 0.56                   $ 0.66                    $ 1.30                  $ 1.56

Average Basic Shares                           56,968                   58,871                    56,729                  58,406

Average Diluted Shares                         58,182                   67,016 (1)                57,485                  65,153 (1)


(1) Assumes conversion of Convertible Debt into 6,483,402 shares of Reebok Common Stock

REEBOK INTERNATIONAL LTD.

DETAILS OF CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands Except Per Share Data)



                                                   THREE MONTHS ENDED                      THREE MONTHS ENDED

                                                   SEPTEMBER 30, 2000                      SEPTEMBER 30, 2001

                                                                    % OF                                     % OF

                                                 AMOUNT             SALES                AMOUNT              SALES



NET SALES                                     $ 787,822             100.0             $ 847,264              100.0

COSTS AND EXPENSES:

  COST OF SALES                                 488,984              62.1               536,581               63.3

  SELLING,GENERAL AND ADMIN EXPENSES            230,702              29.3               241,169               28.5

  INTEREST EXPENSE, NET                           5,869               0.7                 5,212                0.6

  OTHER (INCOME) EXPENSES, NET                    8,650               1.1                     8                0.0

                                                734,205              93.2               782,970               92.4


INCOME BEFORE INCOME TAXES                       53,617               6.8                64,294                7.6

INCOME TAXES                                     18,202               2.3                19,931                2.4

NET INCOME BEFORE MINORITY

  INTEREST                                       35,415               4.5                44,363                5.2


MINORITY INTEREST                                 3,091               0.4                 2,145                0.3

NET INCOME                                     $ 32,324               4.1              $ 42,218                 5.0
                                          =================      =============   ==================        =============
                                          =================      =============   ==================        =============


BASIC EARNINGS PER SHARE                         $ 0.57                                  $ 0.72
                                          =================                      ==================
                                          =================                      ==================


AVERAGE BASIC SHARES                             56,968                                  58,871
                                          =================                      ==================
                                          =================                      ==================


DILUTED EARNINGS PER SHARE                       $ 0.56                                  $ 0.66
                                         ==================                      ==================
                                         ==================                      ==================


AVERAGE DILUTED SHARES                           58,182                                  67,016
                                         ==================                      ==================

REEBOK INTERNATIONAL LTD.
COMPARATIVE SALES ANALYSIS
REPORTED DOLLARS
($ amounts in millions)

                                      THREE MONTHS ENDED                                NINE MONTHS ENDED
                                         September 30,                                    September 30,
                               ---------------------------------                  --------------------------------
                                2000                    2001         % Change       2000                   2001          % Change
                             ---------                --------       ---------   ----------             ----------      -----------

Reebok:

  Footwear - U.S.A.          $ 231.7                 $ 234.4             1.2%    $ 733.1                $ 746.9              1.9%

  Apparel - U.S.A.              60.4                   134.3           122.4%      175.1                  282.0             61.1%

  International                353.5                   346.1            -2.1%      938.5                  917.0             -2.3%
                            ----------               -----------                 ----------            ----------

Reebok Worldwide               645.6                   714.8            10.7%    1,846.7                1,945.9              5.4%

Rockport                       116.2                   107.6            -7.4%      314.0                  306.6             -2.4%

Polo Ralph Lauren Footwear      26.0                    24.9            -4.2%       82.0                   75.7             -7.7%
                            -----------              -----------                 ----------            ----------

                             $ 787.8                 $ 847.3             7.6%   $ 2,242.7              $ 2,328.2             3.8%
                            ============             ============     ========== ==========            ===========         =========

REEBOK INTERNATIONAL LTD.
COMPARATIVE SALES ANALYSIS
CONSTANT DOLLARS
($ amounts in millions)

                                      THREE MONTHS ENDED                                  NINE MONTHS ENDED
                                          SEPTEMBER 30,                                      SEPTEMBER 30,
                            --------------------------------------               --------------------------------------
                                 2000                2001             % Change         2000                  2001       % Change
                            -----------------   ------------------  ------------ ----------------    ------------------ -----------

Reebok:

  Footwear - U.S.A.           $ 231.7              $ 234.4               1.2%       $ 733.1               $ 746.9           1.9%

  Apparel - U.S.A.               60.4                134.3             122.4%         175.1                 282.0           61.1%

  International                 340.1                346.1               1.8%         884.0                 917.0            3.7%
                            -----------------   ------------------               -----------------     -----------------

Reebok Worldwide                632.2                714.8              13.1%       1,792.2               1,945.9            8.6%

Rockport                        114.9                107.6              -6.4%         309.2                 306.6           -0.8%

Polo Ralph Lauren Footwear       26.0                 24.9              -4.2%          82.0                  75.7           -7.7%
                            -----------------   ------------------               -----------------     ------------------

                              $ 773.1              $ 847.3               9.6%     $ 2,183.4              $2,328.2            6.6%
                            =================   ==================    ========== ==================    ================== ==========

REEBOK INTERNATIONAL LTD.
FOOTWEAR/APPAREL SALES ANALYSIS
REEBOK BRAND
REPORTED DOLLARS
($ amounts in millions)

                              THREE MONTHS ENDED                                           NINE MONTHS ENDED
                                 SEPTEMBER 30,                                               SEPTEMBER 30,
                       -------------------------------------                     ---------------------------------------
                           2000                2001              % Change              2000                  2001         % Change
                       -----------------   -----------------   ---------------   -------------------   ----------------- -----------

U.S.A.

  Footwear              $ 231.7             $ 234.4                1.2%              $ 733.1              $ 746.9           1.9%
  Apparel                  60.4               134.3              122.4%                175.1                282.0          61.1%
                        -----------------  -----------------                     -------------------   -------------------
                          292.1               368.7               26.2%                908.2              1,028.9          13.3%

International

  Footwear              $ 190.6             $ 180.5               -5.3%              $ 524.4              $ 514.9          -1.8%
  Apparel                 162.9               165.6                1.7%                414.1                402.1          -2.9%

                        -----------------  -----------------                     -------------------   -------------------
                        -----------------  -----------------                     -------------------   -------------------
                          353.5               346.1               -2.1%                938.5               917.0           -2.3%
                        -----------------  -----------------                     -------------------   -------------------
 Reebok Worldwide

  Footwear              $ 422.3             $ 414.9               -1.8%            $ 1,257.5           $ 1,261.8            0.3%
  Apparel                 223.3               299.9               34.3%                589.2               684.1           16.1%

                        -----------------  -----------------                     -------------------   -------------------
                        $ 645.6             $ 714.8               10.7%            $ 1,846.7           $ 1,945.9            5.4%
                        =================  =================                     ===================   ===================

REEBOK INTERNATIONAL LTD.
FOOTWEAR/APPAREL SALES ANALYSIS
REEBOK BRAND
CONSTANT DOLLARS
($ amounts in millions)

                              THREE MONTHS ENDED                                            NINE MONTHS ENDED
                                 SEPTEMBER 30,                                                SEPTEMBER 30,
                      -------------------------------------                       -------------------------------------
                            2000                2001             % Change              2000                  2001         % Change
                      -----------------   -----------------   ----------------    ---------------        --------------  -----------

U.S.A.

  Footwear               $ 231.7             $ 234.4               1.2%              $ 733.1               $ 746.9           1.9%
  Apparel                   60.4               134.3             122.4%                175.1                 282.0          61.1%

                      -----------------   -----------------                       ---------------         --------------
                           292.1               368.7              26.2%                908.2               1,028.9          13.3%

International

  Footwear               $ 183.1             $ 180.5              -1.4%              $ 495.3               $ 514.9           4.0%
  Apparel                  157.0               165.6               5.5%                388.7                 402.1           3.4%

                     -----------------                                           ----------------
                     -----------------                                           ----------------
                           340.1               346.1               1.8%                884.0                 917.0           3.7%
                     -----------------   -----------------                       ----------------         --------------
 Reebok Worldwide

  Footwear               $ 414.8             $ 414.9               0.0%            $ 1,228.4             $ 1,261.8           2.7%
  Apparel                  217.4               299.9              37.9%                563.8                 684.1          21.3%

                     -----------------   -----------------                       ----------------        ---------------
                         $ 632.2             $ 714.8              13.1%            $ 1,792.2             $ 1,945.9           8.6%
                     =================   =================                       ================        ===============


REEBOK INTERNATIONAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in millions)


                                                                DEC 31,                    SEP 30,               SEP 30,

                                                                 2000                       2000                  2001

ASSETS

       Cash                                                    $ 268.7                    $ 211.7               $ 197.5

       Accounts receivable, net                                  423.8                      522.6                 568.1

       Inventory                                                 393.6                      381.0                 433.0

       Other current assets                                      139.1                      116.9                 145.8

               Total current assets                            1,225.2                    1,232.2               1,344.4

       Property and equipment, net                               141.8                      142.9                 132.8

       Intangibles, net of amortization                           64.3                       65.6                  64.3

       Other non current assets                                   31.7                       56.0                  41.2

                  TOTAL                                      $ 1,463.0                  $ 1,496.7             $ 1,582.7
                                                         =================          =================     =================
                                                         =================          =================     =================


LIABILITIES AND STOCKHOLDERS' EQUITY



       Notes payable to banks                                    $ 8.9                      $ 6.5                $ 25.3

       Current portion of long term debt                          13.8                       95.2                   0.1

       Accounts payable, accrued expenses and income tax payable 465.4                      478.6                 483.3

               Total current liabilities                         488.1                      580.3                 508.7

       Long term debt, net of current portion                    345.0                      304.5                 351.2

       Minority interest and other long term liabilities          22.0                       31.3                  32.5

               Stockholders' equity                              607.9                      580.6                 690.3

                  TOTAL                                      $ 1,463.0                  $ 1,496.7             $ 1,582.7
                                                         =================          ================       =================

REEBOK INTERNATIONAL LTD.

ORDERS SCHEDULED FOR DELIVERY

FOR THE PERIOD OCTOBER 1 THROUGH MARCH 31


                                                                 Percentage Change 2001/2000

                                                              Reported                Constant
                                                               Dollars                 Dollars


Reebok Brand:

U.S.A.

    Footwear                                                 +     1.7%            +     1.7%

    Apparel *                                                +    36.5%            +    36.5%

             Total Domestic                                  +     6.9%            +     6.9%

Europe:

    Footwear                                                 +     6.3%            +     4.4%

    Apparel                                                  +     2.4%            +     1.1%

             Total Europe                                    +     4.3%            +     2.7%

Total Reebok Brand:

    Footwear                                                 +     3.7%            +     3.4%

    Apparel                                                  +    12.8%            +    12.0%

             Total Reebok Brand                              +     6.3%            +     5.8%


* Includes NFL licensed apparel.